Exhibit 4.6
                                 PROMISSORY NOTE


$5,500,000                                                         June 28, 1999


         FOR VALUE RECEIVED, the undersigned, Cornerstone Realty Income Trust, Inc., a corporation organized under the laws of Virginia ("Cornerstone"), CRIT-NC, LLC, a Virginia limited liability company and a Subsidiary of Cornerstone ("CRIT-NC"), CORNERSTONE REIT LIMITED PARTNERSHIP, a Virginia limited partnership and a Subsidiary of Cornerstone ("Cornerstone REIT L.P.," and together with CRIT-NC and Cornerstone, the "Borrowers"), hereby jointly and severally promise to pay to the order of First Union National Bank (the "Bank"), at the times, at the place and in the manner provided in the Letter Agreement hereinafter referred to, the principal sum of up to Five Million Five Hundred Thousand Dollars ($5,500,000), or, if less, the aggregate unpaid principal amount of all Loans disbursed by the Bank under the Letter Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in the Letter Agreement.

         This Note is the Note referred to in, and is entitled to the benefits of that certain Letter Agreement dated as of June 25, 1999, as amended, restated, supplemented or otherwise modified, ("Letter Agreement"), by and among the Borrowers, each Additional Borrower that may become party thereto, and First Union National Bank. The Letter Agreement contains or references, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances.

         The Borrowers agree to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.

         The Debt evidenced by this Note is senior in right of payment to all Subordinated Debt referred to in the Letter Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.



                           CORNERSTONE REALTY INCOME TRUST, INC.

[CORPORATE SEAL]
                            By: /s/ Glade M. Knight
                                -------------------------------------------
                            Name: Glade M. Knight
                                -------------------------------------------
                            Its: Chief Executive Officer
                                -------------------------------------------




                           CRIT-NC, LLC

                           By: CORNERSTONE REALTY INCOME TRUST, INC.,
                               its sole Member/Manager
[CORPORATE SEAL]

                            By: /s/ Glade M. Knight
                                -------------------------------------------
                            Name: Glade M. Knight
                                -------------------------------------------
                            Its: Chief Executive Officer
                                -------------------------------------------



                           CORNERSTONE REIT LIMITED PARTNERSHIP,

                           By: CORNERSTONE REALTY INCOME TRUST, INC.,
                               its General Partner
[CORPORATE SEAL]
                            By: /s/ Glade M. Knight
                                -------------------------------------------
                            Name: Glade M. Knight
                                -------------------------------------------
                            Its: Chief Executive Officer
                                -------------------------------------------






Promissory Note - $5,500,000 (6.28.99)